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                                                                EXHIBIT 2(n)(1)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Experts" and "Financial Statements" and to the incorporation by reference of our report dated January 19, 1999 in the Registration Statement on Form N-2 and related Prospectus and Statement of Additional Information of Kemper Strategic Municipal Income Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-78945) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5767).


                                                               ERNST & YOUNG LLP
Chicago, Illinois
September 13, 1999